                            INITIAL 144A GLOBAL NOTE

                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

                  THIS SECURITY OF PREEM HOLDINGS AB (PUBL) (THE "ISSUER") HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE BY THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (A) THROUGH (E) TO REQUIRE THE TRANSFER CERTIFICATIONS REQUIRED PURSUANT TO THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                            PREEM HOLDINGS AB (PUBL)

                      10-5/8% Senior Secured Note due 2011

                                                      Common Code No.: 012776225

                                                          ISIN No.: XS0127762259



No.____                                   EURO 29,205,000

                  PREEM HOLDINGS AB (PUBL), a company organized under the laws of The Kingdom of Sweden (the "Company", which term includes any successor corporation), for value received promises to pay ______________________________ or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on March 31, 2011.

                  Interest Payment Dates: March 31 and September 31, commencing September 31, 2001

                  Record Dates: March 15 and September 15

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                       PREEM HOLDINGS AB (PUBL)




                                       By: _________________________
                                       Name:
                                       Title:




                                       By: __________________________
                                       Name:
                                       Title:




This is one of the Notes referred to in the within-mentioned Indenture:

BANKERS TRUST COMPANY, as Trustee,





By:      _____________________
Name:
Title:



Dated:

                            PREEM HOLDINGS AB (PUBL)

                      10-5/8% Senior Secured Note due 2011

                  1. INTEREST. PREEM HOLDINGS AB (PUBL), a company organized under the laws of The Kingdom of Sweden (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Notes will accrue at 10-5/8% per annum on the principal amount then outstanding, and be payable semi-annually in arrears on each March 31 and September 30, or if any such day is not a Business Day, on the next succeeding Business Day, commencing September 30, 2001, to the Holder hereof. Notwithstanding any exchange of this Note for a Definitive Note during the period starting on a Record Date relating to such Definitive Note and ending on the immediately succeeding interest payment date, the interest due on such interest payment date shall be payable to the Person in whose name this Global
Note is registered at the close of business on the Record Date for such interest. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 10, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), on any Additional Amounts, and on any Liquidated Damages, from time to time on demand at the rate borne by the Notes plus 1.5% per annum to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

                  2. LIQUIDATED DAMAGES. Pursuant to a Registration Rights Agreement between the Company and the Initial Purchasers on behalf of Holders of the Initial Notes, the Company has agreed to use its reasonable best efforts to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 10-5/8% Senior Secured Notes due 2011 (the "Exchange Notes"), which have then been registered under the Securities Act, in like principal amount and having substantially identical terms in all material respects as the Initial Notes. The Holders shall be entitled to receive payment of additional interest ("Liquidated Damages") in the event such exchange offer is not consummated and in certain other events, subject, in each case, to certain conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. Liquidated Damages which may be payable pursuant to the Registration Rights Agreement shall be payable in the same manner as set forth herein with respect to the stated interest. The provisions of the Registration Rights Agreement relating to such Liquidated Damages are incorporated herein by reference and made a part hereof as if set forth herein in full. The Company shall provide written notice to the Trustee of the accrual and amount of Liquidated Damages, if any, not less than ten (10) Business Days prior to each interest payment date. Absent such notice, the Trustee shall be conclusively entitled to presume that no Liquidated Damages have accrued and are owing.

                  3. ADDITIONAL AMOUNTS. All payments made by the Company on the Notes (whether or not in the form of Definitive Notes) will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the United

States, The Kingdom of Sweden or any jurisdiction in which the Company or any Successor Company (as defined in the Indenture) is organized or is otherwise resident for tax purposes or any political subdivision thereof or any authority having power to tax therein or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required on any payments made by the Company with respect to the Notes, including payments of principal, Redemption Price, Liquidated Damages, interest or premium, the Company will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no Additional Amounts will be payable with respect to:

         (1) any Taxes that would not have been imposed but for the Holder or beneficial owner having some connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

         (2) any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of the Note to comply with a request of the Company addressed to the Holder to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation, protocol, or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

         (3) except in the case of the winding up of the Company, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Company's actions presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes not been so presented);

         (4) any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

         (5) any Note where withholding taxes or any other deductions are imposed on a payment to an individual and are required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive; or

         (6) any Note presented for payment by or on behalf of a holder of the Notes who would have been able to avoid such withholding taxes or any other deductions by presenting the relevant Note to another Paying Agent in a member state of the European Union.

         Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (4) inclusive, above.

         Upon request, the Company will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

                  4. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Person in whose name this Note is registered at the close of business on the Record Date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in Euros. Immediately available funds for the payment of the principal of (and premium, if any), interest, Additional Amounts, if any, and Liquidated Damages, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

                  5. PAYING AGENT AND REGISTRAR. Initially, Bankers Trust Company will act as Paying Agent and Registrar and Deutsche Bank AG London will act as Principal Paying Agent. In the event that a Paying Agent or transfer agent is replaced, the Company will provide notice thereof (so long as the Notes are Global Notes) published in a leading newspaper having general circulation in New York City (which is expected to be THE WALL STREET JOURNAL) and (if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require) published in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT) and (in the case of Definitive Notes), in addition to such publication, mailed by first-class mail to each Holder's registered address. The Company may change any Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

                  6. INDENTURE. The Company issued the Notes under an Indenture, dated as of April 10, 2001 (the "Indenture"), between the Company and Bankers Trust Company (the "Trustee"). This Note is one of a duly authorized issue of Notes (as defined in the Indenture) of the Company designated as its 10-5/8% Senior Secured Notes due 2011 (the "Initial Notes"). The Notes include the Initial Notes and the Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA "), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general obligations of the Company. The Notes are not limited in aggregate principal amount and Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture, in each case subject to the terms of the Indenture; provided that the aggregate principal amount of Initial Notes that will be issued on the Closing Date (as defined in the Indenture) will not exceed EURO 250,000,000. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  7. RANKING AND SECURITY. The Notes will be general obligations of the Company and will rank senior in right of payment to all existing and future indebtedness of the Company that is, by its terms or by the terms of the agreement or instrument governing such indebtedness, expressly subordinated in right of payment to the Notes and PARI PASSU in right of payment with all existing and future senior indebtedness of the Company. In addition, the Notes are secured by the Collateral pursuant to the terms of the Security Documents (as such terms are defined in the Indenture).

                  8. OPTIONAL REDEMPTION. The Notes will be redeemable, at the Company's option, in whole or in part, on and after March 31, 2006 upon not less than 30 nor more than 60 days' prior notice at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any (each, a "Redemption Price"), to the date fixed by the Company for redemption (a "Redemption Date") (subject to the right of Holders of record on the relevant Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the relevant interest payment date), if redeemed during the twelve-month period beginning on March 31 of each of the years indicated below:

             YEAR                                    NOTES
             ----                                    -----
             2006...........................        105.313%
             2007...........................        103.542%
             2008...........................        101.771%
             2009 and thereafter............         100.00%


                  In addition, at any time prior to March 31, 2004, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the Net Cash Proceeds (as defined in the Indenture) of one or more Public Equity Offerings (as defined in the Indenture) at a redemption price of 110-5/8% of the principal amount thereof, plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any (each, a "Redemption Price"), to the date fixed by the Company for redemption (a "Redemption Date") (subject to the right of Holders of record on the relevant Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the relevant interest payment date); PROVIDED that (i) at least 65% of the original principal amount of the Notes remains outstanding after each such redemption and (ii) the redemption occurs within 90 days after the closing of such Public Equity Offering.

                  9. SPECIAL TAX REDEMPTION. The Company, at its option, may redeem, in whole, but not in part, the Notes at any time upon giving not less than 30 nor more than 60 days' notice to the Holders of Notes (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any (a "Redemption Price"), to the date fixed by the Company for redemption (a "Tax Redemption Date") and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Company determines that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation which becomes effective on or after the Closing Date, or (ii) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Closing Date, the Company is, or on the next interest payment date would be, required to pay Additional Amounts on the Notes, and the Company determines that such payment obligation cannot be avoided by the Company's taking reasonable measures. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of such Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee an opinion of a tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders of the Notes.

                  10. NOTICE OF REDEMPTION. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date or Tax Redemption Date, as the case may be, (i) so long as the Notes are in global form, by publishing in a leading newspaper having a general circulation in New York (which is expected to be THE WALL STREET JOURNAL) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT)) and (ii) in the case of Definitive Notes, in addition to such publication, by mailing first-class mail to each Holder's registered address. Notes in denominations of EURO 1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to EURO 1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than EURO 1,000.

                  Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest, Additional Amounts, if any, or Liquidated Damages, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

                  11. CHANGE OF CONTROL OFFER. Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all or any part (equal to EURO 1,000 in principal amount and integral multiples thereof) of the Notes on the Change of Control Payment Date at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  12. LIMITATION ON DISPOSITION OF ASSETS. On the 361st day after an Asset Disposition, the aggregate amount of Excess Proceeds from Asset Dispositions exceeds EURO 10.0 million, the Company will be required to make an offer (and "Asset Sale Offer") to all Holders of Notes and to the extent required by the terms thereof, to all holders of other Indebtedness (other than Subordinated Obligations) outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, Additional Amounts, if any, and Liquidated Damages, if any, to the date of purchase (and subject to the right of Holders of record on a Record Date to receive interest on the relevant interest payment date, Additional Amounts, if any, and Liquidated Damages, if any, in respect thereof). If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, subject to applicable law, the Trustee shall select the Notes to be redeemed in accordance with the Indenture; PROVIDED, HOWEVER, that no Notes of EURO 1,000 or less shall be purchased in part. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holders to Elect Purchase" appearing below.

                  13. DENOMINATIONS; FORM. The Global Notes are in registered global form, without coupons, in denominations of EURO 1,000 and integral multiples of EURO 1,000.

                  14. PERSONS DEEMED OWNERS. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

                  15. UNCLAIMED FUNDS. If funds for the payment of principal, interest, Additional Amounts or Liquidated Damages remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

                  16. LEGAL DEFEASANCE AND COVENANT DEFEASANCE. The Company may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof ("Legal Defeasance"), and may be discharged from its obligations to comply with certain covenants contained in the Indenture ("Covenant Defeasance"), in each case upon satisfaction of certain conditions specified in the Indenture.

                  17. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

                  18. RESTRICTIVE COVENANTS. The Indenture imposes certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to, incur additional Indebtedness, pay dividends or make other distributions or investments, repurchase its Capital Stock or make certain other Restricted Payments, enter into certain consolidations or mergers or enter into certain transactions with Affiliates and consummate certain mergers and consolidations or sales of all or substantially all assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                  19. SUCCESSORS. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

                  20. DEFAULTS AND REMEDIES. If an Event of Default (other than an Event of Default specified in clause (7) of Section 6.1 of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest, Additional Amounts, if any, and Liquidated Damages, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

                  21. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  22. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  23. AUTHENTICATION. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

                  24. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

                  25. CUSIP, ISIN AND COMMON CODE NUMBERS. The Company will cause CUSIP, ISIN and Common Code numbers to be printed on the Notes immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  26. GOVERNING LAW. THE INDENTURE AND THE NOTES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

                  The initial principal amount at maturity of this Note shall be EURO 29,205,000. The following decreases/increases in the principal amount at maturity of this Note have been made:

                                              Total Principal
                                              Amount at          Notation
                Decrease in    Increase in    Maturity           Made by
Date of         Principal      Principal      Following such     or on
Decrease/       Amount at      Amount at      Decrease/          Behalf of
Increase        Maturity       Maturity       Increase           Trustee
-----------    -----------     -----------    -----------        -----------

-----------    -----------     -----------    -----------        -----------
-----------    -----------     -----------    -----------        -----------
-----------    -----------     -----------    -----------        -----------
-----------    -----------     -----------    -----------        -----------
-----------    -----------     -----------    -----------        -----------
-----------    -----------     -----------    -----------        -----------
-----------    -----------     -----------    -----------        -----------
-----------    -----------     -----------    -----------        -----------
-----------    -----------     -----------    -----------        -----------
-----------    -----------     -----------    -----------        -----------
-----------    -----------     -----------    -----------        -----------
-----------    -----------     -----------    -----------        -----------

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.19 of the Indenture, check the appropriate box:

Section 4.14 [      ] Section 4.19 [        ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.19 of the Indenture, state the amount: EURO

Date:_____________



Your Signature:________________
(Sign exactly as your name appears on the other side of this Note)



Signature Guarantee:  _____________________________________
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)


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